Exhibit 10.19

CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS [*****], HAS BEEN OMITTED IN RELIANCE ON REGULATION S-K, ITEM 601(B)(10)(IV) BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS CONFIDENTIAL.

Amendment no 5 to
Contract between Firebird LNG LLC and Siemens Energy AB

This Amendment is entered into by and between Firebird LNG LLC, a company duly organized and existing under the laws of the territory of Puerto Rico and registered in Puerto Rico, with a business address at 151 San Francisco St., Suite 201, San Juan, Puerto Rico 00901 (hereinafter referred to as the “Customer”) and Siemens Energy AB, a company duly organized and existing under the laws of Sweden and registered in Finspong, Sweden, with a business address at 612 83 Finspong, Sweden (hereinafter referred to as “Siemens Energy”).

Recitals

WHEREAS, Customer and Siemens Energy entered into an agreement on July 18th, 2022, for the Power Island Equipment for a SCC6-800 6x1 Combined-Cycle Power Plant together with its auxiliary equipment (herein called “Contract”), and

WHEREAS, Customer and Siemens Energy entered into Amendment no 1 on October 11th 2022, for adjustments to the Contract in Article 3 and Appendix 3 of the Contract, and

WHEREAS, the Customer and Siemens Energy entered into Amendment no 2 on 13th of January 2023 for certain amendments to the payment terms, delivery terms, as well as adding additional wording in regard to storage, and

WHEREAS, the Customer and Siemens Energy entered into Amendment no 3 on 30th of August 2023 for certain amendments to the payment terms and other conditions, and

WHEREAS, the Customer and Siemens Energy entered into Amendment no 4 on 5th of October 2023 for certain amendments to the payment terms and other conditions, and

WHEREAS, the Customer has not been ready to take delivery of the Supplies and several payment milestones, in accordance with the Contract and applicable amendments, are overdue, and

WHEREAS, the Customer has been seeking external financing for the project the Parties have agreed to make certain amendments to the Contract as set forth in this Amendment no 5;

NOW, THEREFORE the Parties agree as follows:

1.	General

A.	Capitalized terms in this Amendment shall have the meanings as given to them in the Contract, except for capitalized terms defined herein which shall have the meaning given to them herein.

B.	The recitals of this Amendment form an integral part hereof.

C.	The Contract remains unchanged unless it is altered in accordance with this Amendment.

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2.	Agreements

A.	Effectiveness of Contract

The Parties agree that notwithstanding what is stated in Section 2.A to Amendment no 2, the Contract remains in force and effect and is not to be considered terminated.

Article 3 of the Agreement is hereby replaced with the following:

The Contract shall become effective upon its signature by both Parties, and Siemens Energy’s receipt of the down payment shall be free for disposal as mentioned in Article 6.1(a).

The Parties are in agreement that the delivery dates set forth in Article 8.1 are conditional upon the prerequisite that the Customer has paid all payments within the times stipulated in Article 6.1 of this Contract. In the event that Siemens Energy has not received all payments in accordance with the Contract and its applicable Amendments in full and in time by latest January 31, 2025, Siemens Energy may at its discretion and upon 20 days prior notice terminate the Contract. Siemens Energy shall have no liability whatsoever, under any legal theory (including without limitation breach of contract or of statue, tort, negligence in any form or indemnity), to the Customer relating to or arising out of such termination. Siemens Energy shall be entitled to retain any payments received.

B.	Terms of Payment

The Parties have agreed to make certain amendments to Article 6 of the Contract as follows below.

6.1	The Contract Price shall be paid by the Customer to Siemens Energy at the times and in the manner set forth below. Payment shall be deemed to be made by Customer upon receipt of cleared funds into Siemens Energy’s bank account for its free disposal. All invoices shall be submitted by Email to Customer in accordance with Article N°1.4 “Notices”.

Article 6.1(a)-(h) remain unchanged and shall be read as per Amendment no 2. These payments have been made in accordance with said amendment to the Contract.

Payments under Article 6.1(i)-(k) have been invoiced in accordance with Amendment no 2 and these payments are outstanding. As the Parties now have agreed to change the payment setup, these progress payments shall be cancelled, and Siemens Energy will cancel/withdraw the invoices for the respective progress payment. Hence Article 6.1(i)-(k) shall be deleted.

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Article 6.1(m) remains unchanged as per Amendment no 2. This payment has been made in accordance with said amendment to the Contract.

Article 6.1(n) “Additional Payment for Project prolongation no 1” shall be changed to read as follows:

Due to the changes of the payment terms agreed in Amendment no 2, the Parties have agreed in negotiation of Amendment no 1 that Customer shall pay to Siemens Energy Additional Payment for Project prolongation and postponement of the delivery times.

The Parties have agreed that the Customer shall pay Siemens Energy the Additional Payment for Project prolongation no 1 as a lump sum amount of [*****] Swedish Kronas ([*****] SEK) on or before financial close of the external project funding, by bank transfer after receipt of the following document:

—	one (1) original of the commercial invoice.

However, in the event Siemens Energy has not received payment in full by latest August 31st 2024, the Parties have agreed that the Additional Payment for Project prolongation no 1, shall be paid by deduction of the full amount from the down payment and progress payments already received.

Article 6.1(o) “Letter of Credit” as well as (h) Payment Provisions under the Letter of Credit” shall be deleted.

6.2	“Additional Payment for Project prolongation no 2 shall be changed to read as follows:

Due to the additional changes of the payment terms, the Parties have agreed in negotiation of Amendment no 3 that Customer shall pay to Siemens Energy Additional Payment for Project prolongation no 2.

The Parties have agreed that the Customer shall pay Siemens Energy the Additional Payment for Project prolongation no 2 as a lump sum amount of [*****] Swedish Kronas ([*****] SEK) on or before financial close of the external project funding, by bank transfer after receipt of the following document:

—	one (1) original of the commercial invoice.

However, in the event Siemens Energy has not received payment in full by latest August 31st 2024, the Parties have agreed that the Additional Payment for Project prolongation no 2, shall be paid by deduction of the full amount from the down payment and progress payments already received.

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6.2a	“Additional Payment for Project prolongation no 3” remains unchanged as per Amendment no 4. This payment has been made in accordance with said amendment to the Contract.

A new Article 6.2b “Additional Payment for Project prolongation no 4” is inserted and shall read as follows:

6.2b       “Additional Payment for Project prolongation no 4

Due to the additional changes of the payment terms, the Parties have agreed in negotiation of this Amendment no 5 that Customer shall pay to Siemens Energy Additional Payment for Project prolongation no 4.

The Parties have agreed that the Customer shall pay Siemens Energy the Additional Payment for Project prolongation no 4 as a lump sum amount of [*****] Swedish Kronas ([*****] SEK) on or before financial close of the external project funding, by bank transfer after receipt of the following document:

—	one (1) original of the commercial invoice.

However, in the event Siemens Energy has not received payment in full by latest August 31st, 2024, the Parties have agreed that Siemens Energy shall be entitled to deduct the Additional Payment for Project prolongation no 4, from the down payment and progress payments already received and issue an invoice to the customer for the remaining amount, not covered by the down payment and progress payments received.

In the event that the Customer has not notified Siemens Energy in accordance with Article 8.1(c) by latest September 2nd, 2024 or if any payment is delayed beyond the payment due dates, Siemens Energy is entitled to additional prolongation cost which the Customer shall pay Siemens Energy within 30 days from invoice by bank transfer after receipt of the following document one (1) original of the commercial invoice.

Article 6.3 “Payment for Heat Recover Steam Generators” remains unchanged as per Amendment no 4. Payment for the Heat Recover Steam Generators has been paid in full upon deemed delivery of the HRSG units December 6, 2023, by deduction of the full Contract price of [*****] Swedish Kronas ([*****] SEK) for the Heat Recover Steam Generators from the Down payment and progress payments received.

Article 6.4 “Payment Steam Turbine Power Generation Unit and Gas Turbine Power Generation Units” shall be changed to read as follows.

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The Customer shall notify Siemens Energy 90 days prior to the date when the Customer wish to pick up the respective Gas Turbine Power Generation Unit and the Steam Turbine Power Generation Unit. Upon such notification Siemens Energy shall issue an invoice for an advance payment in the amount of [*****] Swedish Kronas ([*****] SEK) per unit, which the Customer shall pay within 30 days from receipt of said invoice by bank transfer.

The contract price for the respective unit shall be fully paid upon its respective delivery or deemed delivery as the case may be. Any remaining amount of the down payment and progress payments received after allocation to payment of the HRSG’s, shall be deducted proportionally and the remaining part of the contract price for the respective unit/s shall be invoiced separately.

The invoice will be issued 45 days prior to each respective delivery in order to secure that the delivered goods are paid upon delivery. Customer shall pay within 30 days from receipt of said invoice by bank transfer after receipt of the following documents:

—	one (1) original of the commercial invoice for the remaining contract price of the respective unit/s,

—	warehouse receipt, and/or,

—	preliminary packing list

C.	Delivery Dates

a)	The table in Article 8.1 shall be deleted and replaced with the following:

Major Component	Delivery Date
GTG unit 1	No later than January 31st 2025
GTG unit 2	No later than January 31st 2025
GTG unit 3	No later than January 31st 2025
GTG unit 4	No later than January 31st 2025
GTG unit 5	No later than January 31st 2025
GTG unit 6	No later than January 31st 2025
STG	No later than January 31st 2025
HRSG unit 1	Deemed delivered November 30th 2023
HRSG unit 2	Deemed delivered November 30th 2023
HRSG unit 3	Deemed delivered November 30th 2023
HRSG unit 4	Deemed delivered November 30th 2023
HRSG unit 5	Deemed delivered November 30th 2023
HRSG unit 6	Deemed delivered November 30th 2023

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Deemed delivery of all HRSG units (units 1-6) has taken place December 6, 2023, whereupon risk and title to these HRSG units has been transferred to the Customer and Siemens Energy has received payment in full for these HRSG units by deduction of the full Contract price for the HRSG units from the down payment and the progress payments received.

b)	The third paragraph in Article 8.1 shall remain unchanged and read as per Amendment no 4.

c)	A new paragraph shall be inserted under Article 8.1 that shall read as follows:

The Customer shall notify Siemens Energy in writing no later than 90 days prior to the date when the Customer would like to pick up the respective GTG units and the ST, which shall under no circumstances be beyond the Delivery Dates set forth in Article 8.1 and provide Siemens Energy the detailed shipping information.

D.	Storage

Article 8.3 “Storage” shall remain unchanged as per Amendment no 4. Payment of the storage until end of February 2024 amounting to [*****] Swedish Kronas ([*****] SEK), shall be paid by the Customer on or before financial close of the external project funding, by bank transfer towards the following outstanding invoices:

Invoice	Invoice date	Invoice Amount	Curr.	Invoice number
Extra Storage 1	2023-10-30	[*****] kr	SEK	429F0090682675
Extra Storage 2	2023-05-03	[*****] kr	SEK	429F0090619749
Extra Storage 3	2023-05-29	[*****] kr	SEK	429F0090628835
Additional storage China and Vietnam	2023-09-12	[*****] kr	SEK	429F0090665450

However, in the event Siemens Energy has not received payment in full, by latest August 31st, 2024, the Parties have agreed that the above listed storage cost shall be paid by deduction of the full amounts from the down payment and progress payments already received.

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A new Article 8.3 a shall be inserted to read as follows:

Siemens Energy shall be entitled to compensation from the Customer for any direct and substantiated cost connected to storing the Power Island Equipment calculated from March 1st, 2024, and onwards. The storage cost from March 1st, 2024, until August 31st, 2024, amounts to [*****] Swedish Kronas ([*****] SEK) for which Siemens Energy will issue an invoice in May 2024 and it shall be paid by the Customer on or before financial close of the external project funding, by bank transfer after receipt of the following document:

—	one (1) original of the commercial invoice.

However, in the event Siemens Energy has not received payment in full by latest August 31st, 2024, the Parties have agreed that the storage cost from March 1st until August 31st, 2024, shall be paid by deduction of the full amount from the down payment and progress payments already received.

For any additional storage beyond August 31st, 2024, Siemens Energy is entitled to payment for any direct and substantiated cost connected to storing the Power Island Equipment. Siemens Energy will issue monthly invoices for said storage cost.

E.	Defect Liability Period

Clause 11.1 shall be changed to read as follows:

Deviating from Clause 9.4 of Appendix 1, the defect liability period shall start with delivery and shall end (i) twelve (12) months after Provisional Acceptance or start of commercial operation or (ii) eight thousand (8.000) equivalent operating hours after first fire or (iii) eighteen (18) months after delivery of the respective Major Component (either STG or GTG), whichever occurs earlier.

F.	Appendix - Draft L/C document

Not Applicable.

3.	Effectiveness, Applicable Law

This Amendment shall become effective on the date of signature from both parties. This Amendment shall be governed by the law as agreed in the Contract and the dispute resolution as agreed in the Contract shall apply for all disputes connected with or arising out of this Amendment.

Signature page follows.

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IN WITNESS WHEREOF, this Amendment is to be executed in two (2) equally valid counterparts and in accordance with the respective laws:

SIEMENS ENERGY AB	Firebird LNG LLC

6/6/2024	6/6/2024
Date	Date

/s/ Urban Gustafson	/s/ Walt Teter
Signature	Signature

Urban Gustafson	Walt Teter
Name	Name

6/6/2024
Date	Date

/s/ Mikael Kåvemark
Signature	Signature

Mikael Kåvemark
Name	Name

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